Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Aon plc 2011 Incentive Plan of our reports dated February 18, 2025, with respect to the consolidated financial statements of Aon plc and the effectiveness of internal control over financial reporting of Aon plc included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

July 25, 2025